UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 2, 2011

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 100
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On June 2, 2011, Newfield Exploration Company (the “Company”) entered into a $1.25 billion unsecured Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, and BBVA Compass, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and DNB Nor Bank ASA, as Co-Documentation Agents (the “Credit Facility”) that will expire June 2, 2016.  In addition to the agents, eight other banks are also lenders under the Credit Facility, which replaced the Company’s $1.25 billion unsecured revolving credit facility that was due to expire in June 2012.

As is customary for an agreement of this nature, the Credit Facility includes covenants that restrict the ability of the Company and its subsidiaries to merge, consolidate or sell all or substantially all of their assets, to incur liens and to incur indebtedness.  The Credit Facility also contains customary financial covenants that require the Company to maintain the following ratios, as specifically defined in the Credit Facility: (i) a debt to capitalization ratio equal to or less than 0.60 to 1.0 and (ii) an interest coverage ratio equal to or greater than 3.0 to 1.0.

The Credit Facility includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; inaccuracy of representations and warranties in any material respect; cross default and cross acceleration with respect to indebtedness in an aggregate principal amount of $100 million or more; bankruptcy; change of control; judgments involving liability of $100 million or more that are not paid; ERISA events involving potential liability of $100 million or more; actual or asserted invalidity of guarantees; and payment restrictions or extension of lenders liability in connection with any letter of credit.

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC were co-lead arrangers and joint book runners for the Credit Facility.  In addition, certain of the lenders party to the Credit Facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Facility in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: June 3, 2011	By:	/S/ John D. Marziotti
John D. Marziotti
General Counsel and Secretary

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